                                                                    EXHIBIT 12.1


                                                                                              Exhibit 12.1(a)

                                  W. R. Berkley Corporation and subsidiaries

                              Computation of Ratio of Earnings to Fixed Charges
                                                                       Year Ended December 31,
                                                        ----------------------------------------------------
                                                          2000       1999       1998       1997       1996
                                                        --------   --------   --------   --------   --------
Income (loss) before income taxes and cumulative
  effect of change in accounting principle, but after
  minority interest                                      $38,689   ($79,814)   $64,225   $129,715   $115,365

Add:
  Portion of rents representative of the interest
    factor                                                 5,527      5,370      4,698      4,188      3,699
  Interest expense                                        47,596     50,801     48,819     48,869     31,963
                                                        --------   --------     ------   --------   --------

Income as adjusted                                       $91,812   ($23,643)  $117,742   $182,772   $151,027
                                                        ========   ========   ========   ========   ========

Fixed charges:
  Interest expense                                       $47,596    $50,801    $48,819    $48,869    $31,963
  Preferred dividends                                          0          0          0          0          0
  Portion of rents representative of the interest
    factor                                                 5,527      5,370      4,698      4,188      3,699
                                                        --------   --------   --------   --------   --------

    Total                                                $53,123    $56,171    $53,517    $53,057    $35,662
                                                        ========   ========   ========   ========   ========


Ratio of earnings to fixed charges                          1.7      N/A           2.2        3.4        4.2
                                                        ========   ========   ========   ========   ========

                                                                                                         Exhibit 12.1(b)

                                       W. R. Berkley Corporation and subsidiaries

                Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

                                                                                  Year Ended December 31,
                                                                   ----------------------------------------------------
                                                                     2000       1999       1998       1997       1996
                                                                   --------   --------   --------   --------   --------
Income (loss) before income taxes and cumulative effect
  of change in accounting principle, but after minority interest    $38,689   ($79,814)   $64,225   $129,715   $115,365

Add:
  Portion of rents representative of the interest
    factor                                                            5,527      5,370      4,698      4,188      3,699
  Interest expense                                                   47,596     50,801     48,819     48,869     31,963
                                                                   --------   --------   --------   --------   --------

Income as adjusted                                                  $91,812   ($23,643)  $117,742   $182,772   $151,027
                                                                   ========   ========   ========   ========   ========

Fixed charges:
  Interest expense                                                  $47,596    $50,801    $48,819    $48,869    $31,963
  Preferred dividends                                                     0        497      8,268     10,263     17,791
  Portion of rents representative of the interest
    factor                                                            5,527      5,370      4,698      4,188      3,699
                                                                   --------   --------   --------   --------   --------

    Total                                                           $53,123    $56,668    $61,785    $63,320    $53,453
                                                                   ========   ========   ========   ========   ========


Ratio of earnings to combined fixed charges
and preferred stock dividends                                           1.7     N/A           1.9        2.9        2.8
                                                                   ========   ========   ========   ========   ========